Exhibit 21.1
LIST OF SUBSIDIARIES OF REGENCY ENERGY PARTNERS LP
All subsidiaries are wholly or partially owned, directly or indirectly by Regency Energy Partners LP as of February 22, 2012.

Name of Subsidiary	Jurisdiction of Organization
Regency OLP GP LLC	Delaware

Regency Energy Finance Corp.	Delaware

Regency Gas Services LP	Delaware

Regency Field Services LLC	Delaware

Palafox Joint Venture	Texas

Edwards Lime Gathering, LLC	Texas

Regency Liquids Pipeline LLC	Delaware

Gulf States Transmission LLC	Louisiana

Regency Gas Utility LLC	Delaware

Pueblo Holdings, Inc.	Delaware

Pueblo Midstream Gas Corporation	Texas

CDM Resource Management LLC	Delaware

FrontStreet Hugoton LLC	Delaware

WGP-KHC, LLC	Delaware

Regency Haynesville Intrastate Gas LLC	Delaware

RIGS Haynesville Partnership Co.	Delaware

RIGS GP LLC	Delaware

Regency Intrastate Gas LP	Delaware

Regency Midcontinent Express LLC	Delaware

Midcontinent Express Pipeline LLC	Delaware

Zephyr Gas Services LLC	Delaware

Regency Texas Pipeline LLC	Delaware

Regency Midstream LLC	Delaware

Lone Star NGL LLC	Delaware

Ranch Westex JV LLC	Delaware

ELG Oil LLC	Delaware

ELG Utility LLC	Delaware